UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2015

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Spectrum Technologies, Inc.

The information set forth under Item 2.01 is incorporated herein by reference.

Amendment to Credit Facility Agreement

On December 30, 2015, Transcat, Inc. (“Transcat” or the “Company”) entered into Amendment 2 (“Amendment 2”) to its $20 million secured revolving Credit Facility Agreement dated as of September 20, 2012, as amended by Amendment 1 dated as of August 26, 2014 (the “Credit Facility Agreement”) with Manufacturers and Traders Trust Company.

Amendment 2 to the Credit Facility Agreement amends the definition of Permitted Acquisition to increase borrowings available for Acquisitions (as defined in the Credit Facility Agreement) to be financed with the Credit Facility Agreement for the Fiscal Year ending March 26, 2016 from $15.0 million to $17.0 million and $15.0 million for each Fiscal Year (as defined in the Credit Facility Agreement) ending thereafter.

All other material terms and conditions of the Credit Facility Agreement remain unchanged.

A copy of Amendment 2 will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 26, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2015, Transcat acquired, effective December 31, 2015, substantially all of the assets of Spectrum Technologies, Inc. (“Spectrum”), a Pennsylvania corporation and provider of commercial calibrations, test equipment repair services and product sales, pursuant to an Asset Purchase Agreement (the “Agreement”) by and among Transcat, Spectrum, and Brian E. Hubler and Kenneth E. Horvath (the “Shareholders”). There were no material relationships between Spectrum or either Shareholder and Transcat or its affiliates, or any director or officer of Transcat, or any associate of any such director or officer, other than in respect of the transaction.

Pursuant to the Agreement, Transcat purchased substantially all of the assets of Spectrum for a cash purchase price of $11,750,000, $500,000 of which was withheld at closing as security subject for a possible reduction (of up to $500,000) in the purchase price if the EBITDA (earnings before interest, income taxes, depreciation and amortization) deriving from Transcat’s operation of the business acquired from Spectrum, during calendar 2016, does not meet a designated target. In addition, the purchase price is subject to adjustment, at and after closing, based on the final calculation of Spectrum’s accounts receivable as of December 31, 2015. Transcat also withheld $1,175,000 from the purchase price, which Transcat will hold for 12 months to secure Spectrum’s obligations for this post-closing purchase price adjustment and indemnification under the terms of the Agreement.

In addition, Transcat, Spectrum and each Shareholder entered into a five-year Non-Disclosure, Non-Solicitation and Non-Competition Agreement as of December 31, 2015 and Transcat entered into a lease agreement with an affiliate of the Shareholders for an initial five-year term.

A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated:	January 6, 2016	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer